Exhibit 99.6

VISHAY TEMIC SEMICONDUCTOR ACQUISITION HOLDINGS CORP.
C/O VISHAY INTERTECHNOLOGY, INC.
63 LINCOLN HIGHWAY
MALVERN, PENNSYLVANIA 19355-2143

March 21, 2005

Via Facsimile and Courier

Mr. King Owyang
President and Chief Executive Officer
Siliconix incorporated
2201 Laurelwood Road
Santa Clara, California 95054

        Request Pursuant to Rule 14d-5(a) of the Securities Exchange Act of 1934

Dear Mr. Owyang:

        The undersigned, Vishay TEMIC Semiconductor Acquisition Holdings Corp. ("Vishay TEMIC"), a wholly owned subsidiary of Vishay Intertechnology, Inc., hereby makes a request pursuant to Rule 14d-5(a) of the Securities Exchange Act of 1934, as follows:

  1)
  The identity of the bidder is Vishay TEMIC.

  2)
  The title of the class of securities which is the subject of the bidder's tender offer is the common stock, par value $0.01, of Siliconix incorporated ("Siliconix").

  3)
  The bidder is making a request to Siliconix pursuant to paragraph (a) of Rule 14d-5 for the use of the stockholder list and security position listings for the purpose of disseminating a tender offer to security holders of Siliconix.

  4)
  The bidder is aware of and will comply with the provisions of paragraph (f) of Rule 14d-5.

  5)
  The bidder has elected pursuant to paragraph (f)(1) of Rule 14d-5 to disseminate amendments disclosing material changes to the tender offer materials pursuant to Rule 14d-5.

  6)
  The name, address and telephone number of the person whom Siliconix shall contact pursuant to paragraph (a)(4) of Rule 14d-5 is:

      Richard N. Grubb
      Executive V.P., Treasurer and C.F.O.
      Vishay Intertechnology, Inc.
      63 Lincoln Highway
      Malvern, Pennsylvania 19355-2143
      (610) 644-1300

Very truly yours,
By:	/s/ RICHARD N. GRUBB Richard N. Grubb